EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 8, 2004 included in the Registration Statement on Form SB-2 Amendment No. 1 and related Prospectus of VisualMed Clinical Solutions Corporation for the registration of shares of its common stock.

/s/ "Manning Elliott"

MANNING ELLIOTT
CHARTERED ACCOUNTANTS
Vancouver, Canada
August 5, 2005